PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Exhibit 99.10

FOREST LABORATORIES, INC. 909 THIRD AVENUE NEW YORK, NEW YORK 10022

VOTE BY INTERNET

Before The Meeting - Go to [—]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time on [—], 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to [—]

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - [—]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time on [—], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [—].

If you need help with voting, please call [—] for assistance. If you vote by phone or Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOREST LABORATORIES, INC.

The Board of Directors recommends that you vote FOR each of the following proposals:

1.       To adopt the Agreement and Plan of Merger, dated as of February 17, 2014, by and among Actavis plc, Tango US Holdings Inc., Tango Merger Sub 1 LLC, Tango Merger Sub 2 LLC and Forest Laboratories, Inc. Approval of this proposal is required to complete the merger.

	☐	For	☐	Against	☐	Abstain

2. To approve, on a non-binding advisory basis, the compensation to be paid to Forest Laboratories, Inc.’s named executive officers that is based on or otherwise relates to the merger.	☐	For	☐	Against	☐	Abstain

		For address change/comments, mark here. (see reverse for instructions)			☐

		Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Materials Election - Check this box if you want to receive a complete set of future proxy materials by mail, at no extra cost. If you do not take action you may receive only a Notice to inform you of the Internet availability of proxy materials.

☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

FOREST LABORATORIES, INC.

909 THIRD AVENUE

NEW YORK, NEW YORK 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING ON [—].

[—] (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Forest Laboratories, Inc. (the “Company”), to be held on [—], 2014 at [—], New York, NY, at [—] Eastern time, and via the Internet at [—] and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote as the Board of Directors recommends. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE